Exhibit T3A.4

RESTATED CERTIFICATE OF INCORPORATION

OF

ART LICENSING CORP.

* * * *

FIRST:  The name of the Corporation is ART Licensing Corp.

SECOND:  The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware, 19805, County of New Castle.  The name of the registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The aggregate number of shares of capital stock which the Corporation shall be authorized to issue shall be One Thousand (1000) shares Common Stock at $.001 par value per share (the “Common Stock”).  Holders of capital stock shall have no pre-emptive rights with respect to any authorized but unissued shares of Common Stock.

FIFTH:  The Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

SIXTH:  Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

SEVENTH:  The Corporation is to have perpetual existence.

EIGHTH:  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH:  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.  No amendment or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH:  The Corporation shall, to the fullest extent permitted by the provisions of §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify, and upon request advance expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses); provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than solely to enforce rights under this ARTICLE TENTH.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Any person seeking indemnification under this Article TENTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.  Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

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CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION OF

ART LICENSING CORP.

ART Licensing Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as of November 30, 2004:

FIRST:                                                        The Corporation was organized under the provisions of the General Corporation Law of the State of Delaware.  The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is March 28, 1995.

SECOND:                                         The address, including the street, city, and county, of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows:  The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle.

THIRD:                                                    The Corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2001 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

FOUR:                                                         The certificate of incorporation of the Corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2001.

FIVE:                                                                This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Sandra Thomas Watson, its CFO, as of the date first written above.

ART LICENSING CORP.

By:	/s/ Sandra Thomas Watson
Name: Sandra Thomas Watson
Title: CFO

CERTIFICATE OF MERGER

Merging

DCT COMMUNICATIONS, INC.

(a California corporation)

with and into

ART LICENSING CORPORATION

(a Delaware corporation)

In lieu of filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

FIRST:  That the name and state of formation of each of the constituent entities are as follows:

Name	State of Incorporation

DCT Communications, Inc.	California
ART Licensing Corporation	Delaware

SECOND:  That an agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of Section 252 of the Delaware General Corporation Law.

THIRD:  That the name of the surviving entity of the merger is ART Licensing Corporation.

FOURTH:  That the Certificate of Incorporation of ART Licensing Corporation shall not be amended in any respect by reason of the merger.

FIFTH:  That the executed agreement and plan of merger is on file at 7925 Jones Branch Drive, Suite 3300, McLean, Virginia 22102, an office of the surviving entity.

SIXTH:  That a copy of the agreement and plan of merger will be furnished by the surviving entity, on request and without cost, to any owner of any of the constituent entities.

SEVENTH:  That DCT Communications, Inc. has authorized 1,000 shares of common stock, $0.01 par value per share.

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be executed on this 28th day of August, 2006.

ART LICENSING CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

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